UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549




                          FORM 8-K
                       CURRENT REPORT

Pursuant to Section 13, or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) May 5, 1997 (May 1, 1997)




                 AREA BANCSHARES CORPORATION
--------------------------------------------------------------------------
   (Exact name of registrant as specified in its charter)



Kentucky                    0-26032                       61-0902343
--------------------------------------------------------------------------
(State or other      (Commission File Number)           (IRS Employer
jurisdiction of                                       Identification No.)
incorporation)



230 Frederica Street, Owensboro, KY                            42301
--------------------------------------------------------------------------
(Address of principal executive office)                      (Zip code)


Registrant's telephone number, including area code:  (502)926-3232

                 Not Applicable
-------------------------------------------------------------------------
(Former name or former address, if changed since last report)



           The Current Report consists of 6 pages.
           The exhibit index is located on page 4.

Item 5.   Other Events

     On May 1, 1997, Area Bancshares Corporation ("Area") and Cardinal Bancshares, Inc. ("Cardinal") signed a definitive agreement that provides for the combination of Cardinal and Area.

     Area will exchange 2.7391 shares of its common stock for each share of Cardinal common stock. Based on Area's closing price of $22.00 per share on April 30, 1997, and Cardinal's total outstanding shares and
     options,   the   transaction   would   be   valued   at
     approximately $109,000,000. The exchange value of Cardinal stock would be $60.26 per share. The total purchase price would be 1.88 times Cardinal's March 31, 1997, book value. The combination, which will be accounted for as a pooling of interests, is expected to be consummated during the fourth quarter of 1997, pending Area and Cardinal shareholder approval, regulatory approval, and other customary conditions of closing.

     A  copy  of  the  press release is attached  hereto  as
     Exhibit 99-1, and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

     C.  Exhibits

              Exhibit No.                 Description
                  99-1          Press release dated May 1, 1997

                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Area Bancshares Corporation



DATE:  May 5, 1997                 By:  /s/John A. Ray
                                        --------------------------
                                        John A. Ray
                                        Senior Vice President &
                                        Chief Financial Officer

                      INDEX TO EXHIBITS


     Exhibit Number      Exhibit Description         Page

          99-1      Press release dated May 1,1997    5